JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK           (JOHN HANCOCK(R) LOGO)

OVERNIGHT MAILING ADDRESS:     ANNUITY SERVICE OFFICE:         HOME OFFICE
   [164 Corporate Drive            [P.O. Box 9505        [100 Summit Lake Drive,
Portsmouth, NH 03801-6815]   Portsmouth, NH 03802-9505]        2nd Floor
                                  [1-800-344-1029]         Valhalla, NY 10595]

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

 WE AGREE to pay the benefits of this Certificate in accordance with its terms.

          THIS CERTIFICATE is issued in consideration of the Payments.

John Hancock Life Insurance Company of New York will provide a guaranteed annual amount for withdrawal beginning on the Lifetime Income Date and continuing for the life of the Annuitant and any co-Annuitant. We will pay an annuity benefit beginning on the Annuity Commencement Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments provision of this Certificate. If the Annuitant dies while this Certificate is in effect prior to the Annuity Commencement Date, we will pay the Certificate Value to the Beneficiary upon receipt of all required claim forms and proof of death of the Annuitant at the Annuity Service Office.

The smallest annual rate of investment return which is required to be earned on the assets of the separate account so that the dollar amount of variable annuity payments will not decrease is [3.36%]. Explicit annual charges against the assets of the separate account are as follows:

Certificate Asset Fee Charge:  No greater than [0.35%].

                             TEN DAY RIGHT TO REVIEW

YOU MAY CANCEL THE CERTIFICATE BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR REGISTERED REPRESENTATIVE WHO SOLD IT TO YOU AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CERTIFICATE. DURING THE FIRST 7 DAYS OF THIS 10 DAY PERIOD, WE WILL RETURN THE GREATER OF (I) THE CERTIFICATE VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CERTIFICATE IS DELIVERED TO US OR (II) THE SUM OF ALL PAYMENTS. AFTER 7 DAYS, WE WILL PAY THE CERTIFICATE VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CERTIFICATE IS DELIVERED TO US. WE WILL PAY THE REFUND AMOUNT TO THE OWNER WITHIN 7 DAYS OF RECEIPT OF THE CERTIFICATE BY US.

      SIGNED FOR THE COMPANY at its Home Office, Valhalla, New York, on the
                                Certificate Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1


[/s/ James D. Gallagher]                [/s/ Emanuel Alves]
President                               Secretary

                Group Flexible Payment Deferred Variable Annuity
                     Guaranteed Lifetime Withdrawal Benefit
                                Non-Participating

ANNUITY PAYMENTS, DEATH BENEFITS, SURRENDER VALUES AND OTHER VALUES PROVIDED BY THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE FLUCTUATIONS IN THE INVESTMENT RESULTS, AS APPLICABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

VENTURE.200.08-CERT-NY                                                        NY

INTRODUCTION

This is a group flexible payment deferred variable annuity certificate. This Certificate provides that, prior to the Annuity Commencement Date, the Certificate Value will accumulate on a variable basis. Subject to the provisions of the Certificate, you may take withdrawals and transfer amounts among the Investment Options. If you limit withdrawals to the amounts described in the Lifetime Income Benefits provision, we guarantee that the Lifetime Income Amount will be available for withdrawal each Certificate Year after the Lifetime Income Date and during the life of the Annuitant and any co-Annuitant. After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable.

The Certificate Value will vary with the investment performance of your Investment Options.

If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.

TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----
SPECIFICATIONS PAGES                                                         S.1
PART  1 - DEFINITIONS                                                        1.1
PART  2 - GENERAL PROVISIONS                                                 2.1
PART  3 - OWNER, BENEFICIARY                                                 3.1
PART  4 - PAYMENTS                                                           4.1
PART  5 - FEES AND DEDUCTIONS                                                5.1
PART  6 - VARIABLE ACCOUNT PROVISIONS                                        6.1
PART  7 - TRANSFERS                                                          7.1
PART  8 - WITHDRAWAL PROVISIONS                                              8.1
PART 9 - LIFETIME INCOME BENEFIT                                             9.1
PART 10 - DISTRIBUTIONS DURING ANNUITANT'S LIFE                             10.1
PART 11 - DISTRIBUTIONS AFTER ANNUITANT'S DEATH                             11.1
PART 12 - ANNUITY PAYMENTS                                                  12.1
PART 13 - ANNUITY OPTIONS                                                   13.1

                                                                              NY

PART 1                        DEFINITIONS
------                        -----------
WE AND YOU                    "We", "us" and "our" means the Company. "You" or
                              "your" means the Owner of this Certificate.

ACCUMULATION UNIT             A unit of measure that is used to calculate the
                              value of the Variable Account of this Certificate
                              before the Annuity Commencement Date.

ADDITIONAL PAYMENTS           Any Payment made to us after the initial Payment.

ANNUITANT                     A person whose age and life is used to determine
                              eligibility for the Lifetime Income Benefit and
                              the amount and duration of Annuity Payments
                              involving life contingencies. The Annuitant is as
                              designated on the Specifications Page, unless
                              changed.

ANNUITY COMMENCEMENT DATE     The date Annuity Payments begin. It is the date
                              selected by you and specified on the
                              Specifications Page, unless changed. Annuity
                              Payments may not be scheduled under the
                              certificate to begin earlier than 12 months from
                              the Certificate Date. This date may not be later
                              than the Maturity Date.

ANNUITY OPTION                The method selected by you for Annuity Payments
                              made by us.

ANNUITY PAYMENT(S)            Payment(s) by us to you, in accordance with the
                              Annuity Option elected under the terms of this
                              Certificate.

ANNUITY SERVICE OFFICE        Any office designated by us for the receipt of
                              Payments and processing of Owner requests.

ANNUITY UNIT                  A unit of measure that is used after the Annuity
                              Commencement Date to calculate Variable Annuity
                              payments.

BENEFICIARY                   The person, persons or entity to whom certain
                              benefits are payable following the death of the
                              Annuitant. For purposes of the Internal Revenue
                              Code, the "designated beneficiary" under the
                              Certificate shall be the individual who is
                              entitled to receive the amounts payable on death
                              of an Owner, or if any Owner is not an individual,
                              on any change in, or death of, an Annuitant.

BENEFIT BASE                  The Benefit Base is the total amount used for the
                              sole purpose of calculating guaranteed lifetime
                              withdrawals. The Benefit Base is not used in
                              calculating the Certificate Value or any other
                              guaranteed benefits. The Benefit Base cannot be
                              withdrawn in a lump sum.

CO-ANNUITANT                  The second person whose age and life may be used
                              to determine eligibility for the Lifetime Income
                              Benefit. The co-Annuitant is designated on the
                              Specifications Page, unless changed. Only the
                              spouse of the Annuitant is eligible to be a
                              co-Annuitant.

COMPANY The insurance company named on the first page of this Certificate (or any successor insurance company named by endorsement to this Certificate) that will pay benefits in accordance with this Certificate.

CERTIFICATE ANNIVERSARY       The annual anniversary of the Certificate
                              beginning twelve months from the Certificate Date
                              and each year thereafter.

CERTIFICATE DATE              The date of issue of this Certificate as
                              designated on the Specifications Page.

CERTIFICATE VALUE             The total of your Investment Account Values.

CERTIFICATE YEAR              The period of time measured twelve consecutive
                              months from the Certificate Date or any
                              Certificate Anniversary thereafter.

                                                                              NY


                                       1.1

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
CONTINGENT BENEFICIARY        The person, persons or entity who becomes entitled
                              to receive the Certificate proceeds if all
                              Beneficiaries die before the Owner dies.

ENDORSEMENT                   An Endorsement modifies the certificate to which
                              it is attached. Endorsements must be signed by an
                              officer of the Company in order to be effective.

FIXED ANNUITY                 An Annuity Option with payments which are
                              predetermined and guaranteed as to dollar amount.

GENERAL ACCOUNT               All the assets of the Company other than assets in
                              separate accounts.

INTERNAL REVENUE CODE (IRC)   The Internal Revenue Code of 1986, as amended from
                              time to time, and any successor statute of similar
                              purposes.

INVESTMENT ACCOUNT VALUE      The value of your investment in an Investment
                              Option.

INVESTMENT OPTIONS            The investment choices available to you. The
                              Investment Options available under this
                              Certificate are shown on the Specifications Page.
                              When you select an Investment Option, we allocate
                              your Certificate Value to a Sub-Account of the
                              Variable Account that invests in a corresponding
                              Portfolio.

LIFETIME INCOME AMOUNT        The Lifetime Income Amount is the amount that is
                              guaranteed to be available for withdrawal each
                              Certificate Year after the Lifetime Income Date
                              and during the life of the Annuitant and any
                              co-Annuitant while this Certificate is in effect.
                              The LIA reduces to zero upon the death of the last
                              to die of the Annuitant and any co-Annuitant.

LIFETIME INCOME DATE          The Lifetime Income Date is the date on which the
                              initial LIA is calculated.

LIFETIME INCOME PERCENTAGE    The percentage used to determine your Lifetime
                              Income Amount. This percentage will be either the
                              Single Lifetime Income Percentage or the Spousal
                              Lifetime Income Percentage listed in the
                              Specifications, as applicable. The applicable
                              percentage will be determined as described in Part
                              9, Lifetime Income Benefit.

MATURITY DATE                 The latest date on which annuity benefits may
                              commence. It is the date specified on the
                              Specifications Page, unless changed. The maximum
                              Maturity Date will be the later of age 90 or the
                              end of the 10th Certificate Year. Any extension of
                              the Maturity Date will be subject to the laws and
                              regulations then in effect and our prior approval.

NET PAYMENT                   The Payment less the amount of premium tax, if
                              any, deducted from the Payment.

OWNER The person, persons or entity entitled to the ownership rights under this Certificate. The Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO                     The investment choices available to the Variable
                              Account.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Certificate.

QUALIFIED CERTIFICATES        Certificates issued under Qualified Plans.

QUALIFIED PLANS               Retirement plans which receive favorable tax
                              treatment under sections 401, 403, 408 or 457, of
                              the Internal Revenue Code of 1986, as amended.

RIDER A rider provides an optional benefit, which may result in an additional charge to the Certificate.
                              A rider supplements the certificate to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

SEPARATE ACCOUNT              A segregated account of the Company that is not
                              commingled with our general assets and
                              obligations.

SUB-ACCOUNT(S)                The Variable Account is divided into Sub-Accounts.
                              Each Sub-Account is invested in shares of a
                              different Portfolio.

                                                                              NY


                                       1.2

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
SURRENDER VALUE               The Certificate Value on any Valuation Date, less,
                              if applicable, any certificate fees, any rider
                              charges, and any deduction for premium taxes or
                              similar taxes.

VALUATION DATE                Any date on which the New York Stock Exchange is
                              open for business and the net asset value of a
                              Portfolio is determined.

VALUATION PERIOD              Any period from one Valuation Date to the next,
                              measured from the time on each such date that the
                              net asset value of each Portfolio is determined.

VARIABLE ACCOUNT              The Company's Separate Account as shown in the
                              Specifications Page.

VARIABLE ANNUITY              An Annuity Option with payments which: (1) are not
                              predetermined or guaranteed as to dollar amount;
                              and (2) vary in relation to the investment
                              experience of one or more specified variable
                              Investment Options.

WITHDRAWAL AMOUNT             The amount deducted from the Certificate Value
                              when you request a withdrawal. This amount is the
                              total of the amount paid to you plus the
                              following, if applicable: any certificate fees,
                              any rider charges, any deduction for premium taxes
                              or similar taxes, and any income taxes resulting
                              from the withdrawal and withheld by us. The
                              Withdrawal Amount may not exceed the Certificate
                              Value.

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                                       1.3

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
PART 2                        GENERAL PROVISIONS
------                        ------------------
ENTIRE CONTRACT               The entire Contract consists of the group
                              contract, this Certificate, Endorsements and
                              Riders, if any, and the application(s), if one is
                              attached to the group contract or this
                              Certificate.

                              The benefits and values available under this Certificate are not less than the minimum required by any statute of the state in which this Certificate is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Certificate is delivered, if required by law.

MODIFICATION                  Only the President, a Vice President, or the
                              Secretary of the Company has authority to agree on
                              our behalf to any alteration of the Certificate or
                              to any waiver of our rights or requirements. The
                              change or waiver must be in writing. We will not
                              change or modify this Certificate without prior
                              approval by the New York Superintendent of
                              Insurance. No change that reduces benefits will be
                              made without your written consent.

                              We may make any amendments as may be necessary to comply with the applicable provisions of the IRC and regulations thereunder as in effect form time to time. Any such amendment will be subject to any necessary regulatory approvals and, where required, approval of the Owner. We will send you a copy of any amendment. We will not be responsible for any adverse tax consequences resulting form the Owner's rejection of any such amendment.

CHANGE IN ANNUITY             Prior to the Annuity Commencement Date, an Owner
COMMENCEMENT DATE             may request in writing a change of the Annuity
                              Commencement Date. Any extension of the Annuity
                              Commencement Date beyond the Maturity Date will be
                              subject to our prior approval and any applicable
                              law or regulation then in effect.

ASSIGNMENT                    This Certificate is subject to assignment
                              restrictions for Federal Income Tax purposes. It
                              is established for the exclusive benefit of the
                              Annuitant and his or her Beneficiaries. It shall
                              not be sold, assigned, discounted, or pledged as
                              collateral for a loan or as security for the
                              performance of an obligation or for any other
                              purpose, to any person other than us.

CLAIMS OF CREDITORS           All benefits and payments under this Certificate
                              shall be exempt from the claims of creditors to
                              the extent permitted by law.

MISSTATEMENT AND PROOF OF     We may require proof of age, sex or survival of
AGE, SEX OR SURVIVAL          any person upon whose age, sex or survival any
                              Lifetime Income Benefit, Annuity Payments or other
                              benefits provided by this Certificate or any Rider
                              attached thereto depend. If the age or sex of the
                              Annuitant or any co-Annuitant has been misstated,
                              the benefits will be those which would have been
                              provided for the correct age and sex. If we have
                              made incorrect benefit payments, we will
                              immediately pay the amount of any underpayment
                              adjusted with interest at 3% per annum. We will
                              deduct the amount of any overpayment from future
                              benefit payments without adjustment for interest.

ADDITION, DELETION OR         We reserve the right, subject to prior approval of
SUBSTITUTION OF INVESTMENT    the New York Superintendent of Insurance and in
OPTIONS                       compliance with applicable law, to make additions
                              to, deletions from, or substitutions for the
                              Portfolio shares that are held by the Variable
                              Account or that the Variable Account may purchase.
                              We reserve the right to eliminate the shares of
                              any of the eligible Portfolios and to substitute
                              shares of another Portfolio. We will not
                              substitute any shares attributable to your
                              interest in a Sub-Account without notice to you
                              and prior approval of the Securities and Exchange
                              Commission to the extent required by the
                              Investment Company Act of 1940. Nothing contained
                              herein shall prevent the Variable Account from
                              purchasing other securities for other series or
                              classes of certificates, or from effecting a
                              conversion between shares of another open-end
                              investment company.

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                                       2.1

                              We reserve the right, subject to prior approval of the New York Superintendent of Insurance and in compliance with applicable law, to establish additional Sub-Accounts which would invest in shares of a new Portfolio. We also reserve the right to eliminate existing Sub-Accounts, to combine Sub-Accounts or to transfer assets in a Sub-Account to another Separate Account established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Certificates as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Certificates, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING             Your Certificate is non-participating and will not
                              share in our profits or surplus earnings. We will
                              pay no dividends on your Certificate.

REPORTS We will send you periodic reports, at least once each Certificate Year after the first, containing the value of each Investment Account and the Certificate Value. The report will include the number of Accumulation Units credited to each Variable Investment Account, the Accumulation Unit value for each and the dollar value of each Accumulation Unit no more than 4 months prior to the date of the mailing of the report. We will provide such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

INSULATION                    The portion of the assets of the Variable Account
                              equal to the reserves and other certificate
                              liabilities with respect to such account are not
                              chargeable with liabilities arising out of any
                              other business we may conduct. Moreover, the
                              income, gains and losses, realized or unrealized,
                              from assets allocated to the Variable Account
                              shall be credited to or charged against such
                              account without regard to our other income, gains
                              or losses.

SEPARATE ACCOUNT ASSETS       We will maintain, in the Separate Account, assets
                              with a value at least equal to the amounts
                              accumulated in accordance with the terms of the
                              applicable agreements with respect to the Separate
                              Account, and the reserves for annuities, in the
                              course of payment that vary with the investment
                              experience of the Separate Account.

CURRENCY AND PLACE OF         All payments made to or by us shall be made in the
PAYMENTS                      lawful currency of the United States of America at
                              the Annuity Service Office or elsewhere if we
                              consent.

NOTICES AND ELECTIONS         All notices and elections you make under this
                              Certificate must be in writing, signed by you and
                              received by us at the Annuity Service Office. All
                              notices, requests and elections will be effective
                              when signed. We will not be liable for any
                              payments made or actions taken before the notice
                              or election is received by us.

GOVERNING LAW                 This Certificate will be governed by the laws of
                              the jurisdiction indicated on the Specifications
                              Page.

CERTIFICATE CONTINUATION      If the Group IRA Flexible Payment Deferred
UPON CONTRACT TERMINATION     Variable Annuity Contract under which this
                              Certificate is issued terminates, this Certificate
                              shall continue in accordance with its terms.

                                                                              NY


                                       2.2

PART 3                        OWNER, BENEFICIARY
------                        ------------------
OWNER                         The Owner must be one natural person who is the
                              sole Owner of the Certificate and the Annuitant,
                              or a Trust established for the exclusive benefit
                              of the Annuitant or his or her Beneficiaries. The
                              certificate is established for the exclusive
                              benefit of the Annuitant or his or her
                              beneficiaries.

BENEFICIARY                   The Beneficiary is as designated on the
                              Specifications Page, unless changed. However, if
                              there is a co-Annuitant, that person will be
                              treated as the Beneficiary upon death of the
                              Annuitant. If no such Beneficiary is living, the
                              Beneficiary is the Contingent Beneficiary. If no
                              Beneficiary or Contingent Beneficiary is living,
                              the Beneficiary is the estate of the deceased
                              Annuitant.

CHANGE OF OWNER,              Except as permitted under the Death Before
ANNUITANT, BENEFICIARY        Maturity Date provision, and otherwise permitted
                              under applicable federal tax law, neither the
                              Owner nor the Annuitant may be changed. A
                              co-Annuitant may be added or removed from the
                              Certificate prior to the first withdrawal after
                              the Lifetime Income Date, but no such change of
                              co-Annuitant is permitted after that withdrawal
                              and prior to the Annuity Commencement Date. Only
                              the spouse of the Annuitant is eligible to be
                              named as a co-Annuitant.

                              Subject to the right of an irrevocable
                              Beneficiary, you may change the Beneficiary by written request in a form acceptable to us and which is received at our Annuity Service Office.
                              Any change must be approved by us. If approved, any change of Beneficiary will take effect on the date the request is signed. We will not be liable for any payments or actions we take before the change is approved.

                                                                              NY

                                       3.1

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
PART 4                        PAYMENTS
------                        --------
GENERAL                       The Certificate is not effective until Payment is
                              received by us at our Annuity Service Office or
                              such other place designated by us. All Payments
                              under this Certificate are payable at our Annuity
                              Service Office or such other place as we may
                              designate. Payment Limits are identified on the
                              Specifications Page.

ALLOCATION OF NET             When we receive Payments, the Net Payments will be
PAYMENTS                      allocated among Investment Options in accordance
                              with the allocation percentages shown on the
                              Specifications Page. You may change the allocation
                              of subsequent Net Payments at any time, without
                              charge, by giving us written notice in a form
                              acceptable to us.

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                                       4.1

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
PART 5                        FEES AND DEDUCTIONS
------                        -------------------
CERTIFICATE ASSET FEE         To compensate us for assuming certain
                              administration expenses, expense risks and
                              mortality risks, we deduct from each variable
                              Investment Option a fee each Valuation Period at
                              an annual rate set forth on the Specifications
                              Page. A portion of this Asset Fee may also be used
                              to reimburse us for distribution expenses. This
                              fee is reflected in the Net Investment Factor used
                              to determine the value of Accumulation Units and
                              Annuity Units of the Certificate.

LIFETIME INCOME BENEFIT FEE   To compensate us for assuming risks associated
                              with the Lifetime Income Benefit, we charge an
                              annual Lifetime Income Benefit Fee. The Lifetime
                              Income Benefit Fee is deducted on each Certificate
                              Anniversary. This fee is withdrawn from each
                              Investment Option in the same proportion that the
                              Investment Account Value of each Investment Option
                              bears to the Certificate Value. The amount of the
                              fee is equal to the Lifetime Income Benefit Fee
                              Percentage, shown in the Specifications,
                              multiplied by the "Adjusted Benefit Base." The
                              Adjusted Benefit Base is the Benefit Base that was
                              available on the prior Certificate Anniversary
                              adjusted for Additional Payments applied to the
                              Benefit Base during the Certificate Year prior to
                              the current Certificate Anniversary.

                              The Lifetime Income Benefit Fee will not be deducted during the Settlement Phase. The fee will not be deducted after the Maturity Date if an Annuity Option has commenced.

                              The initial Lifetime Income Benefit Fee Percentage is shown in the Specifications. We reserve the right to increase the Lifetime Income Benefit Fee
                              Percentage on the effective date of each Step-Up.
                              In such a situation, the percentage will never exceed the Maximum Lifetime Income Benefit Fee
                              Percentage, shown in the Specifications.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Certificate Value, payment of Death Benefit, withdrawals, or Annuity
                              Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable
                              Account, or from the receipt by us of Payments, or from the issuance of this Certificate, or from the commencement or continuance of Annuity Payments under this Certificate.

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                                       5.1

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
PART 6                        VARIABLE ACCOUNT PROVISIONS
------                        ---------------------------
INVESTMENT ACCOUNT VALUE      The Investment Account Value of an Investment
                              Option is determined by multiplying (a) times (b)
                              where:

                              (a)  equals the number of Accumulation Units
                                   credited to the Investment Option; and,

                              (b)  equals the appropriate Accumulation Unit
                                   Value.

ACCUMULATION UNITS            We will credit Net Payments to your Investment
                              Options in the form of Accumulation Units. The
                              number of Accumulation Units we will credit to
                              each Investment Option will be determined by
                              dividing the Net Payment allocated to that
                              Investment Option by the Accumulation Unit Value
                              for that Investment Option.

                              Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

ACCUMULATION UNIT VALUE       We will determine the Accumulation Unit Value for
                              a particular Investment Option for any Valuation
                              Period by multiplying the Accumulation Unit Value
                              for the immediately preceding Valuation Period by
                              the net investment factor for the corresponding
                              Sub-Account for the Valuation Period for which the
                              value is being determined. The Accumulation Unit
                              Value may increase, decrease or remain the same
                              from one Valuation Period to the next.

NET INVESTMENT FACTOR         The net investment factor is an index that
                              measures the investment performance of a
                              Sub-Account from one Valuation Period to the next.
                              The net investment factor for any Valuation Period
                              is determined by dividing (a) by (b) and
                              subtracting (c) from the result where:

                              (a) is the net result of:

                                        1)   the net asset value per share of a
                                             Portfolio share held in the
                                             Sub-Account determined as of the
                                             end of the current Valuation
                                             Period, plus:

                                        2)   the per share amount of any
                                             dividend or capital gain
                                             distributions made by the Portfolio
                                             on shares held in the Sub-Account
                                             if the ex-dividend date occurs
                                             during the current Valuation
                                             Period, and

                              (b)  is the net asset value per share of a
                                   Portfolio share held in the Sub-Account
                                   determined as of the end of the immediately preceding Valuation Period, and

                              (c) is the Certificate Asset Fee shown on the Specifications Page.

                              The net investment factor may be greater or less than, or equal to, one.


                                       6.1

PART 7                        TRANSFERS
------                        ---------
TRANSFERS BEFORE MATURITY     Before the Maturity Date or the Annuity
DATE                          Commencement Date, if earlier, you may transfer
                              amounts among Investment Options of the
                              Certificate. Amounts will be canceled from the
                              Investment Options from which amounts are
                              transferred and credited to the Investment Options
                              to which amounts are transferred. We will effect
                              such transfers so that the Certificate Value on
                              the date of transfer will not be affected by the
                              transfer.

TRANSFERS ON OR AFTER         Once variable Annuity Payments have begun, you may
MATURITY DATE                 transfer all or part of the investment upon which
                              your variable Annuity Payments are based from one
                              Investment Option to another. To do this, we will
                              convert variable Annuity Units you hold in the
                              Investment Option from which you are transferring
                              to variable Annuity Units of the Investment Option
                              to which you are transferring. We will determine
                              the number of Annuity Units to transfer so that if
                              the next Annuity Payment were made at that time,
                              it would be the same amount that it would have
                              been without the transfer. You must give us notice
                              at least 30 days before the due date of the first
                              variable Annuity Payment to which the transfer
                              will apply. Transfer charges and limitations are
                              identified on the Specifications Page.

                              After the Annuity Commencement Date, transfers will not be allowed from a fixed to a variable
                              Annuity Option, or from a variable to a fixed
                              Annuity Option.

DEFERRAL, MODIFICATION OR     We reserve the right to defer, modify or terminate
TERMINATION OF TRANSFER       the transfer privilege at any time. that we are
PRIVILEGE                     unable to purchase or redeem shares of the
                              Portfolios. Transfer charges and limitations are
                              identified on the Specifications Page and in the
                              Suspension of Payments provision in the
                              Withdrawals Provisions section.

                                                                              NY


                                       7.1

PART 8                        WITHDRAWAL PROVISIONS
------                        ---------------------
PAYMENTS OF WITHDRAWALS       You may withdraw part or all of the Surrender
                              Value, at any time before the earlier of the death
                              of the Annuitant, the Annuity Commencement Date or
                              the Maturity Date, by sending us a written
                              request. We will pay all withdrawals within seven
                              days of receipt at the Annuity Service Office
                              subject to postponement in certain circumstances,
                              as specified below.

SUSPENSION OF PAYMENTS        We may defer the right of withdrawal from, or
                              postpone the date of payments from, the variable
                              Investment Options for any period when: (1) the
                              New York Stock Exchange is closed (other than
                              customary weekend and holiday closings); (2)
                              trading on the New York Stock Exchange is
                              restricted; (3) an emergency exists as a result of
                              which disposal of securities held in the Variable
                              Account is not reasonably practicable or it is not
                              reasonably practicable to determine the value of
                              the Variable Account's net assets; or (4) the
                              Securities and Exchange Commission, by order, so
                              permits for the protection of security holders;
                              provided that applicable rules and regulations of
                              the Securities and Exchange Commission shall
                              govern as to whether the conditions described in
                              (2) and (3) exist.

TOTAL WITHDRAWAL              Upon receipt of your request to withdraw the
                              entire Certificate Value, we will terminate the
                              Certificate and pay you the Surrender Value.

                              At the time of the total withdrawal, we will deduct the total amount of the Annual Certificate
                              Fee from the Certificate Value in determining the Surrender Value. We will also deduct a pro rata share of the Lifetime Income Benefit Fee. A pro rata share of the fee is equal to the Lifetime
                              Income Benefit Fee Percentage, shown in the
                              Specifications, multiplied by the Adjusted Benefit
                              Base, and then multiplied by the number of days that have elapsed since the previous Certificate
                              Anniversary and divided by 365. For purposes of determining the Lifetime Income Benefit Fee, a total Withdrawal will be deemed to have been taken on the date the Death Benefit is determined and once an Annuity Option has been elected.

PARTIAL WITHDRAWAL            If you request to withdraw an amount less than the
                              Surrender Value, we will pay you the amount
                              requested and deduct the Withdrawal Amount from
                              the Certificate Value. Unless you specify the
                              amount to be withdrawn from each Investment
                              Option, the Withdrawal Amount will be withdrawn
                              from each Investment Option on a pro rata basis.

                              Any withdrawals prior to the Lifetime Income Date, or withdrawals after the Lifetime Income Date that exceed the Lifetime Income Amount, may reduce the Lifetime Income Benefit.

FREQUENCY OF PARTIAL          You may make as many partial withdrawals as you
WITHDRAWALS                   wish.

                                                                              NY


                                       8.1

PART 9                        LIFETIME INCOME BENEFIT
------                        -----------------------
GENERAL                       This benefit guarantees that each Certificate Year
                              after the Lifetime Income Date and during the life
                              of the Annuitant and any co-Annuitant you may take
                              Withdrawals up to an amount equal to the Lifetime
                              Income Amount (LIA), even if your Certificate
                              Value reduces to zero. The LIA is described below
                              in the "Lifetime Income Amount (LIA)" provision.

                              The Lifetime Income Date is the Certificate
                              Anniversary on or after the later of (a) the date the younger of the Annuitant or any co-Annuitant reaches the Lifetime Income Age or (b) the Minimum
                              Holding Period Expiration. We reserve the right to establish a new Minimum Holding Period equal to the Minimum Holding Period Duration listed in the Specifications, if Additional Payments in any Certificate Year prior to the Lifetime Income Date exceed the Benefit Base multiplied by the Payment
                              Limit Percentage.

BENEFIT BASE - INITIAL        The initial Benefit Base equals the greater of the
                              Initial Payment or the Benefit Base Percentage
                              multiplied by the Transferred Benefit Base. The
                              Benefit Base is available only for the purpose of
                              the Lifetime Income Benefit. It can not be
                              withdrawn as a lump sum.

BENEFIT BASE - IMPACT OF      Each time an Additional Payment is received prior
ADDITIONAL PAYMENTS           to the Lifetime Income Date, the Benefit Base will
                              increase by the amount of that Additional Payment.

                              After the Lifetime Income Date, an increase to the Benefit Base due to an Additional Payment is determined as follows:

                                   (a)  If there have been no Additional
                                        Payments, Step-Ups or reductions of the
                                        Benefit Base since the Lifetime Income
                                        Date, then all Withdrawals since the
                                        Lifetime Income Date will be deducted
                                        from the Additional Payment. Any
                                        Additional Payment remaining after that
                                        deduction will be applied to the Benefit
                                        Base.

                                   (b)  If the Benefit Base has been increased
                                        due to Additional Payments or Step-Ups,
                                        or has been decreased due to a
                                        withdrawal in excess of the LIA, then
                                        the current Additional Payment will be
                                        reduced by Withdrawals less the amount
                                        of Additional Payments that have not
                                        adjusted the Benefit Base. The
                                        Withdrawals and Additional Payments that have not adjusted the Benefit Base are determined beginning with the most recent (i) increase in Benefit Base by an Additional Payment, or (ii) Step-Up, or (iii) decrease of the Benefit Base.
                                        Any amount of the current Additional
                                        Payment remaining after the reduction
                                        will be applied to the Benefit Base.

BENEFIT BASE - IMPACT OF      If the Certificate Value on any Step-Up Date is
STEP-UPS                      greater than the Benefit Base on that date, the
                              Benefit Base will automatically Step-Up to an
                              amount equal to the Certificate Value on that
                              Step-Up Date. If the Lifetime Income Benefit Fee
                              Percentage would increase as a result of a
                              Step-Up, you will receive advance notice of the
                              increase and be given the opportunity to decline
                              the automatic Step-Up. If we increase the fee and
                              you decline an automatic Step-Up, you will have
                              the option to elect to Step-Up within 30 days
                              following any subsequent Step-Up Date and this
                              election will resume automatic Step-Ups.

                                                                              NY


                                       9.1

BENEFIT BASE - IMPACT OF      Prior to the Lifetime Income Date, the Benefit
WITHDRAWALS                   Base will decrease as a result of any Withdrawals.
                              The amount deducted in connection with the
                              Withdrawal will be equal to (i) times (ii), where
                              (i) is equal to the Benefit Base prior to the
                              withdrawal, and (ii) is equal to the amount of the
                              partial withdrawal divided by the Certificate
                              Value prior to the partial withdrawal.

                              Beginning on the Lifetime Income Date, the Benefit
                              Base will not reduce if total Withdrawals during a Certificate Year are less than or equal to the LIA.

                              If a Withdrawal causes total Withdrawals during a Certificate Year to exceed the LIA or if total
                              Withdrawals during a Certificate Year already exceeded the LIA, then the Benefit Base will be decreased as a result of the Withdrawal. The amount deducted in connection with the Withdrawal will be equal to (i) times (ii), where (i) is equal to the Benefit Base prior to the withdrawal, and (ii) is equal to the amount of the partial withdrawal divided by the Certificate Value prior to the partial withdrawal. See "Examples of Excess
                              Withdrawal" below.

                              Notwithstanding the discussion above, the Benefit
                              Base will not be reduced when all Withdrawals during the Certificate Year are Life Expectancy
                              Distributions elected under an automatic distribution program, provided by us, even if such Life Expectancy Distributions exceed the LIA for the Certificate year. (See the "Life Expectancy
                              Distributions" provision.)

LIFETIME INCOME AMOUNT (LIA)  The initial LIA will be determined at the time of the first withdrawal on or after the Lifetime
                              Income Date. The initial LIA is equal to the applicable Lifetime Income Percentage shown in the Specifications Page multiplied by the Benefit Base on the date of that withdrawal. If there is no co-Annuitant on the Certificate when the initial
                              LIA is determined, the Lifetime Income Percentage will be set to the Single Lifetime Income
                              Percentage listed in the Specifications. If there is a co-Annuitant when the initial LIA is determined, the Lifetime Income Percentage will be set to the Spousal Lifetime Income Percentage listed in the Specifications.

                              Each time the Benefit Base is changed after the Lifetime Income Date, then the new LIA will equal the applicable Lifetime Income Percentage shown in the Specifications Page multiplied by the new
                              Benefit Base.

EXAMPLES OF EXCESS            The following examples illustrate the effect of an
WITHDRAWAL                    excess withdrawal on the Benefit Base and LIA.

           Before Withdrawal                              After Withdrawal
      --------------------------                  -------------------------------
Ex,             Benefit                                     Benefit
 #       CV       Base      LIA      Withdrawal      CV     Base(B)         LIA
---   -------   -------   ------     ----------   -------   -------     ---------
 1    $25,000   $40,000   $2,000(A)    $2,010     $22,990   $36,784(C)  $1,839.20(C)
 2    $60,000   $40,000   $2,000(A)    $2,010     $57,990   $38,660(D)  $1,933.00(D)

(A) Assumes the LIA is based on the Single Lifetime Income Percentage shown in the Specifications Page.

(B) Benefit Base is reduced on a pro-rata basis for withdrawals during the Certificate Year.

(C)  In Example #1, Benefit Base = $36,784 ($40,000 X $2,010/$25,000 = $3,216.
     $40,000 minus $3,216 = $36,784); LIA = Lifetime Income Percentage multiplied by $36,784 = $1,839.20

(D)  In Example #2, Benefit Base = $38,660 ($40,000 X $2,010/$60,000 = $1,340.
     $40,000 minus $1,340 = $38,660); LIA = Lifetime Income Percentage multiplied by $38,660 = $1,933.00

                                                                              NY


                                       9.2

LIFE EXPECTANCY               For purposes of this benefit, Life Expectancy
DISTRIBUTIONS                 Distributions are distributions within a calendar
                              year that:

                                   (a)  are part of a series of substantially
                                        equal periodic payments over the
                                        Annuitant's Life Expectancy (or, if
                                        applicable, the joint Life Expectancy of the Annuitant and the Annuitant's spouse); and are paid to the Owner as required or contemplated by Code Section
                                        401(a)(9), Section 408(b)(3), or Section
                                        408A(c), as the case may be ("Qualified
                                        Death Benefit Stretch Distributions" and
                                        "Required Minimum Distributions"); and

                                   (b) are the Certificate's proportional share of all such distributions as determined by the Company and based on the Company's understanding of the Code.

                              For purposes of this "Life Expectancy
                              Distributions" provision, references to Owner or Annuitant also include the Beneficiary, as applicable.

                              We reserve the right to make any changes necessary to comply with the Code and Treasury Regulations.

SETTLEMENT PHASE              The Certificate will enter its Settlement Phase if
                              the Certificate Value reduces to zero, Withdrawals
                              during the Certificate Year do not exceed the LIA,
                              and the Benefit Base is still greater than zero.
                              When the Certificate enters its Settlement Phase
                              the Lifetime Income Benefit will continue, however
                              all other rights and benefits under the
                              Certificate, including death benefits, will
                              terminate and additional Payments will not be
                              accepted.

                              You will automatically receive settlement payments equal to the LIA each Certificate Year of the Settlement Phase during the life of the Annuitant and any co-Annuitant. If the Settlement Phase is entered prior to the Lifetime Income Date, then settlement payments will begin on or after the Lifetime Income Date. The settlement payments will be paid no less frequently than annually. You may choose among the frequencies that we make available at the time settlement payments begin.

                              The Lifetime Income Benefit Fee will not be deducted during the Settlement Phase.

                              If the last of the Annuitant and any co-Annuitant dies during the Settlement Phase, then the Lifetime Income Benefit terminates and no additional settlement payments will be paid.

                                                                              NY


                                       9.3

PART 10                       DISTRIBUTIONS DURING ANNUITANT'S LIFE
-------                       -------------------------------------
GENERAL                       Notwithstanding any provision of this Certificate
                              to the contrary, the distribution of the
                              Annuitant's interest in the Certificate shall be
                              made in accordance with the requirements of IRC
                              Sections 401(a)(9) and 408(b)(3) and the
                              regulations thereunder, the provisions of which
                              are herein incorporated by reference. If
                              distributions are not made in the form of an
                              annuity on an irrevocable basis (except for
                              acceleration), then distribution of the interest
                              in the Certificate, as described below, must
                              satisfy the requirements of IRC Section 408(a)(6)
                              and the regulations thereunder, rather than this
                              Part and paragraphs (c) and (d) of Part 11 of this
                              Certificate. The required minimum distribution for
                              this Certificate may be withdrawn from another
                              Individual Retirement Account in accordance with
                              Q&A-9 of Section 1.408-8 of the Income Tax
                              Regulations.

                              There is no required distribution during the life of the Annuitant if this Certificate is issued as a Roth IRA as indicated in the Type of Certificate on the Specifications Page.

INTEREST IN THE CERTIFICATE   Unless otherwise provided under applicable federal
                              tax law, the "interest" in the Certificate
                              includes the amount of any outstanding rollover,
                              transfer, and recharacterization under Q&As-7 and
                              -8 of Section 1.408-8 of the Income Tax
                              Regulations. Also, prior to the date that annuity
                              payments commence on an irrevocable basis (except
                              for acceleration), the "interest" in the
                              Certificate includes the actuarial value of any
                              other benefits provided under the Certificate,
                              such as guaranteed death benefits or the Lifetime
                              Income Benefit.

REQUIRED BEGINNING DATE       The "required beginning date" means April 1 of the
                              calendar year following the calendar year in which
                              the Annuitant attains age 70 1/2, or such later
                              date provided by applicable tax law.

DISTRIBUTIONS                 Unless otherwise permitted under applicable
                              federal tax law, the entire interest will commence
                              to be distributed no later than the required
                              beginning date over (i) the life of the Annuitant
                              or the lives of the Annuitant and his or her
                              designated beneficiary (within the meaning of IRC
                              Section 401(a)(9)), or (ii) a period certain not
                              extending beyond the life expectancy of the
                              Annuitant, or joint life and last survivor
                              expectancy of the Annuitant and his or her
                              designated beneficiary.

                              If the interest in the Certificate is to be distributed over a period greater than one year, the amount to be distributed by December 31 of each year (including the year in which the required beginning date occurs) shall be determined in accordance with the requirements of IRC Section 401(a)(9) and the regulations thereunder. Payments must be made in periodic payments at intervals of no longer than one year.
                              Unless otherwise provided by applicable federal tax law, payments must be either nonincreasing or they may increase only as provided in Q&As-1 and -4 of Section 1.401(a)(9)-6 of the Income Tax
                              Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A-2 of Section 1.401(a)(9)-6.

                              The distribution periods described above cannot exceed the periods specified in Section
                              1.401(a)(9)-6 of the Income Tax Regulations
                              (except as otherwise provided by applicable federal tax law).

                              If annuity payments commence on or before the required beginning date, the first required payment can be made as late as the required beginning date and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

                                                                              NY


                                      10.1

PART 11                       DISTRIBUTIONS AFTER ANNUITANT'S DEATH
-------                       -------------------------------------
DEATH BEFORE MATURITY         If the Annuitant dies prior to the Maturity Date
DATE                          or Annuity Commencement Date, if earlier, the
                              interest in the Certificate will be distributed as
                              follows. Written notice and proof of death and all
                              required claim forms must be received at the
                              Company's Annuity Service Office prior to any
                              distribution.

                              The Certificate Value may be withdrawn by the Beneficiary in one sum immediately, in which case the Certificate will terminate. If the Certificate
                              Value is not taken in one sum immediately, the Certificate will continue subject to the following provisions:

                              (a)  The Beneficiary becomes the Owner.

                              (b) No additional Payments may be applied to the Certificate.

                              (c)  If the Beneficiary is not the deceased
                                   Annuitant's spouse, the Lifetime Income
                                   Benefit will no longer be available and the entire interest in the Certificate must be distributed under one of the following options:

                                   (i)  The entire interest in the Certificate
                                        must be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning by the end of the calendar year following the calendar year of the Annuitant's death; or

                                   (ii) the entire interest in the Certificate
                                        must be distributed by the end of the
                                        calendar year containing the fifth
                                        anniversary of the Annuitant's Death,
                                        or.

                                   (iii) the entire interest in the Certificate
                                        must be distributed as Annuity Payments
                                        under one of the options described in
                                        the Annuity Options section.

                                   An irrevocable election of the method of distribution must be made no later than the end of the calendar year immediately following the calendar year in which the Annuitant died. If no election is made, the interest in the Certificate will be distributed as described in (ii) above.

                                   The life expectancy of the beneficiary is determined using the age of the Beneficiary as of his or her birthday in the year following the year of the Annuitant's death.

                                   If the Beneficiary dies before the
                                   distributions required by (i) or (ii) are complete, the entire remaining Certificate
                                   Value must be distributed at least as rapidly as under the distribution option chosen.

                              (d)  The following options apply if the sole
                                   Beneficiary is the Annuitant's spouse.

                                   If the sole Beneficiary is the deceased
                                   Annuitant's spouse and is the co- Annuitant, the surviving spouse may elect to continue the Certificate as the new Owner/Annuitant, the Lifetime Income Benefit will be available during the life of the surviving spouse, and the Lifetime Income Percentage will be set to the Spousal Lifetime Income Percentage listed in the Specifications.

                                   If the Annuitant dies prior to the first withdrawal on or after the Lifetime Income
                                   Date and the sole Beneficiary is the deceased
                                   Annuitant's spouse but is not the
                                   co-Annuitant, the surviving spouse may elect to continue the Certificate as the new
                                   Owner/Annuitant, the Lifetime Income Benefit will be available during the life of the surviving spouse, and the Lifetime Income
                                   Percentage will be set to the Spousal
                                   Lifetime Income Percentage listed in

                                                                              NY


                                      11.1

                                   the Specifications.

                                   If the Annuitant dies after the first
                                   withdrawal on or after the Lifetime Income
                                   Date and the sole Beneficiary is the deceased
                                   Annuitant's spouse, but is not the
                                   co-Annuitant, the surviving spouse may elect to continue the Certificate as the new
                                   Owner/Annuitant but the Lifetime Income
                                   Benefit will no longer be available.

                                   The surviving spouse may name a new
                                   Beneficiary (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary).

                                   The spouse may also elect distributions under one of the following options:

                                   (i)  the entire interest in the Certificate
                                        may be distributed over the life of the
                                        Beneficiary, or over a period not
                                        extending beyond the life expectancy of
                                        the Beneficiary, with distributions
                                        beginning by the end of the calendar
                                        year following the calendar year of the
                                        Annuitant's death (or by the end of the
                                        calendar year in which the Annuitant
                                        would have attained age 70 1/2, if
                                        later); or

                                   (ii) the entire interest in the Certificate
                                        may be distributed by the end of the
                                        calendar year containing the fifth
                                        anniversary of the Annuitant's Death; or

                                   (iii) as Annuity Payments under one of the
                                        options described in the Annuity Options section.

                                   Such election must be made no later than the earlier of the date distributions are scheduled to begin under (i) above or December 31 of the year containing the fifth anniversary of the Annuitant's death. If no election is made, the entire interest in the Certificate will be distributed as described in (ii) above.

                                   If the surviving spouse dies before required distributions commence, the remaining interest will be distributed, starting by the end of the calendar year following the calendar year of the spouse's death, over the designated beneficiary's life expectancy determined using the beneficiary's ages as of his or her birthday in the year following the death of the spouse. If elected, the interest may be distributed as described in (ii) above.

                              If there is no beneficiary, the entire interest in the Certificate will be distributed by the end of the calendar year containing the fifth anniversary of the Annuitant's death.

                              Life expectancies are determined using the Single
                              Life Table in Q&A-1 of Section 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are made to a surviving spouse as the sole designated beneficiary, such spouse's life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year distributions must begin, reduced by 1 for each subsequent year.

                              We will permit the Owner to limit the option(s) offered to any named Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Certificate and it satisfies the applicable requirements of IRC Sections 401(a)(9) and 408(b)(3) and the regulations thereunder.

                              If the Annuitant dies after required distributions commence, the remaining portion of his or her interest in the Certificate, if any, will be distributed at least as rapidly as under the distribution option chosen.

                              If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.


                                      11.2

DEATH BENEFIT ON OR AFTER     If Annuity Payments have been selected based on an
MATURITY DATE                 Annuity Option providing for payments for a
                              guaranteed period, and the Annuitant dies on or
                              after the Annuity Commencement Date, we will make
                              the remaining guaranteed payments to the
                              Beneficiary. Any remaining payments will be made
                              at least as rapidly as under the method of
                              distribution being used as of the date of the
                              Annuitant's death. If no Beneficiary is living, we
                              will commute any unpaid guaranteed payments to a
                              single sum (on the basis of the interest rate used
                              in determining the payments) and pay that single
                              sum to the estate of the last to die of the
                              Annuitant and the Beneficiary.

PROOF OF DEATH                We will require Proof of death upon the death of
                              the Annuitant or the Owner. Proof of death is one
                              of the following received at the Annuity Service
                              Office:

                              (a)  A certified copy of a death certificate.

                              (b) A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                              (c)  Any other proof satisfactory to us.


                                      11.3

PART 12                       ANNUITY PAYMENTS
-------                       ----------------
GENERAL                       Benefits payable under this Certificate may be
                              applied in accordance with one or more of the
                              Annuity Options described below, subject to any
                              restrictions of Internal Revenue Code sections
                              401(a)(9) and 408(b)(3). If guaranteed payments
                              are to be made, the period over which the
                              guaranteed payments are made may not exceed the
                              period permitted under Section 1.401(a)(9)-6 of
                              the Income Tax Regulations. Once Annuity Payments
                              commence, the Annuity Option may not be changed.
                              The "Life 5-Year Certain" Annuity Option described
                              under Part 13, Option 1 is the default Annuity
                              Option unless you request another option prior to
                              the Annuity Commencement Date or unless otherwise
                              required by the Internal Revenue Code. If you are
                              receiving distributions that comply with the
                              minimum distribution requirements of the Internal
                              Revenue Code, you do not need to annuitize the
                              Certificate Value.

                              We will send you information about Annuity Options before the Annuity Commencement Date. If by the Maturity Date, you do not choose an Annuity
                              Option, make a total Withdrawal of the Surrender
                              Value, or ask us to change the Maturity Date, we will automatically pay you Annuity Payments under the Annuity Option shown in the Specifications
                              Page and the Annuity Commencement Date is considered to be the Maturity Date. You can change the Annuity Option at any time before Annuity
                              Payments commence.

                              You may select a Fixed or Variable Annuity. We will provide variable Annuity Payments unless otherwise elected. Once Annuity Payments commence, the Annuity Option may not be changed.

                              The method used to calculate the amount of the initial and subsequent Annuity Payments is described below.

                              If the monthly income is less than $20, we may pay the greater of the Certificate Value or the commuted value of the Lifetime Income Benefit in one lump sum on the Maturity Date, or the Annuity
                              Commencement Date if earlier.

                                                                              NY


                                      12.1

VARIABLE ANNUITY PAYMENTS     We will determine the amount of the first Variable
                              Annuity Payment by applying the portion of the
                              Certificate Value used to effect a Variable
                              Annuity (minus any applicable premium taxes) to
                              the Annuity Option elected based on the mortality
                              table and assumed interest rate shown in the
                              Specifications Page. We will provide a table of
                              the annuity factors upon request. If the current
                              rates in use by us on the Annuity Commencement
                              Date are more favorable to you, we will use the
                              current rates. The portion of the Certificate
                              Value used to effect a Variable Annuity will be
                              measured as of a date not more than 10 business
                              days prior to the Annuity Commencement Date.

                              Subsequent payments will be based on the investment performance of the Investment Options you elected. The amount of each subsequent variable annuity payment is determined by multiplying the number of Annuity Units credited for each Investment Option you elect by the appropriate Annuity Unit value on each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due. The number of Annuity Units is determined by dividing the portion of the first payment allocated to an Investment Option by the Annuity Unit value for that Investment Option determined as of the same date that the Certificate Value used to effect Annuity Payments was determined. The portion of the first payment allocated to an investment Option will be determined in the same proportion that the Investment Account Value of each Investment Option bears to the Certificate Value used to effect the Variable Annuity, unless you elect a different allocation.

                              Variable Annuity payments, at the time of their commencement, will not be less than those that would be provided by the application of the Certificate Value to purchase any single consideration immediate annuity, offered by the Company at the time, to the same class of annuitants. Since no such annuity currently exists, we will apply rates that are reasonable in relation to the market single premium immediate annuity rates.

MORTALITY AND EXPENSE         We guarantee that the dollar amount of each
GUARANTEE                     Variable Annuity payment will not be affected by
                              changes in mortality and expense experience.

ANNUITY UNIT VALUE            The value of an Annuity Unit for each Investment
                              Option for any Valuation Period is determined as
                              follows:

                              (a)  The net investment factor for the
                                   corresponding Sub-Account for the Valuation
                                   Period for which the Annuity Unit value is being calculated is multiplied by the value of the Annuity Unit for the preceding
                                   Valuation Period; and

                              (b) The result is adjusted to compensate for the interest rate used to determine the first
                                   Variable Annuity payment.

                              The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation
                              Period to the next.

FIXED ANNUITY PAYMENTS        We will determine the amount of each Fixed Annuity
                              payment by applying the portion of the Certificate
                              Value used to effect a Fixed Annuity measured as
                              of a date not more than 10 business days prior to
                              the Annuity Commencement Date (minus any
                              applicable premium taxes) to the Annuity Option
                              elected based on the mortality table and interest
                              rate shown on the Specifications Page.

                              Fixed Annuity payments, at the time of their commencement, will not be less than those that would be provided by the application of the Certificate Value to purchase any single consideration immediate annuity, offered by the Company at the time, to the same class of annuitants.

                              We guarantee the dollar amount of Fixed Annuity payments.

                                                                              NY


                                      12.2

PART 13                       ANNUITY OPTIONS
-------                       ---------------
DESCRIPTION OF ANNUITY        Option 1: Life Annuity
OPTIONS
                              Life 5-Year Certain. We will make Annuity Payments
                              for 5 years and after that during the lifetime of
                              the Annuitant. No payments are due after the death
                              of the Annuitant or, if later, the end of the
                              5-year period.

                              Option 2: Joint Life Annuity

                              Joint Life 5-Year Certain. We will make Annuity
                              Payments for 5 years and after that during the joint lifetime of the Annuitant and co Annuitant.
                              No payments are due after the death of both the Annuitant and co-Annuitant or, if later, the end of the 5-year period.

                              Option 3: Fixed Life Annuity

                              Life Annuity with Cash Refund: We will make payments during the lifetime of the Annuitant.
                              After the death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Certificate Value at the election of this option over the sum of the annuity payments made under this option. This option is available on or after the later of the Annuitant's
                              90th birthday or the tenth Certificate
                              Anniversary.

                              The annual amount of the annuity payments will equal the greater of

                                   (a)  the Lifetime Income Amount, or

                                   (b) the annual amount determined by applying the Certificate Value to a Cash Refund
                                        Annuity Option based on the Mortality
                                        Table and Fixed Annuity Payment Interest
                                        Rate listed in the Specifications.

                              Option 4: Fixed Joint Life Annuity

                              Joint Life Annuity with Cash Refund: We will make payments during the lifetime of the Annuitant and co-Annuitant. After the death of both the Annuitant and co-Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Certificate Value at the election of this option over the sum of the annuity payments made under this option. This option is available only if the co-Annuitant has been the co-Annuitant since the first withdrawal on or after the Lifetime Income Date. This option may be elected on or after the earlier of the Annuitant's or co-Annuitant's 90th birthday or the tenth
                              Certificate Anniversary, if later.

                              The annual amount of the annuity payments will equal the greater of

                                   (c)  the Lifetime Income Amount, or

                                   (d) the annual amount determined by applying the Certificate Value to a joint life
                                        Cash Refund Annuity Option based on the
                                        Mortality Table and Fixed Annuity
                                        Payment Interest Rate listed in the
                                        Specifications.

ALTERNATE ANNUITY OPTIONS     Instead of settlement in accordance with the
                              Annuity Options described above, you may choose an
                              alternate form of settlement acceptable to us.
                              Once Annuity Payments commence, the form of
                              settlement may not be changed.

                                                                              NY


                                      13.1

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK           (JOHN HANCOCK(R) LOGO)